EXHIBIT 99.1

Cracker Barrel	POST OFFICE BOX 787
Old Country Store [Logo]	LEBANON, TENNESSEE
37088-0787
NASDAQ : CBRL

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE® TO PARTICIPATE IN
J.P. MORGAN GAMING, LODGING, RESTAURANT & LEISURE
MANAGEMENT ACCESS FORUM

LEBANON, Tenn. – March 12, 2010 – Cracker Barrel Old Country Store, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in the J.P. Morgan Gaming, Lodging, Restaurant & Leisure Management Access Forum at the Encore at the Wynn Las Vegas on March 17.  Chairman, President and Chief Executive Officer Michael A. Woodhouse will be attending.  The meeting will not be webcast.

The webcasts of the Company’s presentations at the Raymond James Institutional Investors Conference and the Bank of America Merrill Lynch Consumer Conference on March 9 and 10, respectively, are available on the Company’s website in the events section at investor.crackerbarrel.com through March 24.

Cracker Barrel also announced that it has renewed a consulting contract with Corporate Communications, Inc. for $10,000 for the next year.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 594 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

CBRL-F
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